Exhibit 99.1

UNITY Biotechnology Announces Pricing of Upsized Underwritten Public Offering

SOUTH SAN FRANCISCO, California, August 17, 2022 – UNITY Biotechnology, Inc. (“UNITY”) (Nasdaq:UBX), a biotechnology company developing therapeutics to slow, halt, or reverse diseases of aging, today announced the pricing of an upsized underwritten public offering of 64,285,714 shares of its common stock and accompanying warrants to purchase up to 64,285,714 shares of common stock at a combined public offering price of $0.70 per share and accompanying warrant. The warrants have an exercise price of $0.85 per share, are exercisable immediately, and will expire five years following the date of issuance. The gross proceeds to UNITY from the offering are expected to be approximately $45.0 million, before underwriting discounts and commissions and offering costs. All of the securities are being offered by UNITY. The offering is expected to close on August 22, 2022, subject to customary closing conditions.

UNITY intends to use the net proceeds from the offering to fund the ongoing clinical development of UBX1325, including the BEHOLD and ENVISION studies, and other general corporate purposes, including working capital, operating expenses and capital expenditures.

SVB Securities, Cantor and Mizuho Securities are acting as joint book-running managers for the offering. Wedbush PacGrow is acting as lead manager for the offering.

The public offering is being made pursuant to a registration statement on Form S-3 previously filed with the Securities and Exchange Commission (“SEC”), which became effective on May 6, 2022. A prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the prospectus supplement and accompanying prospectus relating to this offering, when available, may be obtained from: SVB Securities LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@svbsecurities.com; Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 4th Floor, New York, NY 10022, by email at prospectus@cantor.com; or Mizuho Securities USA LLC, Attention: Equity Capital Markets, 1271 Avenue of the Americas, 3rd Floor, New York, NY 10020, by email at US-ECM@us.mizuho-sc.com, or by telephone at (212) 205-7600.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About UNITY

UNITY is developing a new class of therapeutics to slow, halt, or reverse diseases of aging. UNITY’s current focus is on creating medicines to selectively eliminate or modulate senescent cells and thereby provide transformative benefit in age-related ophthalmologic and neurologic diseases.

Forward-Looking Statements

UNITY cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “potential,” “continue” or “project” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements. These statements are based on UNITY’s current beliefs and expectations and include the UNITY’s statements regarding the completion of its offering. The inclusion of forward-looking statements should not be regarded as a representation by UNITY that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties inherent in UNITY’s business and other risks described in the UNITY’s filings with the SEC. Risks and uncertainties that contribute to the uncertain nature of the forward-looking statements include market conditions and the satisfaction of closing conditions related to the public offering. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and UNITY undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in UNITY’s prospectus supplement related to the offering and UNITY’s periodic reports filed with the SEC, including UNITY’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2021, its Quarterly Report on Form 10-Q for the period ended June 30, 2022 and its other reports which are available from the SEC’s website (www.sec.gov). All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

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Investor Contact

LifeSci Advisors, LLC

Joyce Allaire

jallaire@lifesciadvisors.com

Media Contact

Evoke Canale Communications

Jason Spark

Jason.spark@evokegroup.com